Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Lionbridge Technologies, Inc.

EXECUTED this 12th day of February, 2004.

CAPITAL RESOURCE LENDERS III, L.P.

By:	Capital Resource Partners III, L.L.C.
Its General Partner

By:	*
Name: Robert C. Ammerman
Title: Managing Member

CAPITAL RESOURCE PARTNERS III, L.L.C.

By:	*
Name: Robert C. Ammerman
Title: Managing Member

CRP INVESTMENT PARTNERS III, L.L.C.

By:	*
Name: Robert C. Ammerman
Title: Managing Member

*
Robert C. Ammerman

*
Fred C. Danforth

*
Stephen M. Jenks

*
Alexander S. McGrath

* By:	/s/ Laura T. Ketchum
Laura T. Ketchum
Attorney-in-Fact

This Schedule 13G was executed by Laura T. Ketchum pursuant to Powers of Attorney filed herewith as Exhibit 2.